Exhibit 99.1

NexMetals Outlines 2026 Technical Work Programs to Advance

Selebi and Selkirk Deposits in Botswana and Accelerates CEO Transition

Vancouver, British Columbia, January 15, 2026 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (“NEXM” or the “Company”) is pleased to outline the strategy and work programs for 2026 across the copper-nickel-cobalt-platinum group element sulphide (“Cu-Ni-Co-PGE”) Selebi and Selkirk mines in Botswana. Building on the Company’s success made in 2025 that expanded mineralization and advanced technical studies, the Company believes it is well positioned in 2026 to accelerate resource growth and advance both projects toward future economic assessments. The Company is also pleased to report that the previously announced leadership transition has been completed ahead of schedule and Sean Whiteford has assumed the role of Chief Executive Officer. The board of directors would like to formally welcome Sean to his new role and thank Morgan Lekstrom for his contribution to the successful succession.

Achievements in 2025 - Setting the Foundation for Growth

●	Secured unencumbered title to the Selebi and Selkirk assets in Botswana following completion of the Asset Purchase Agreement milestone payment.
●	Strengthened balance sheet through strategic financings to support exploration, underground development and technical programs across Selebi and Selkirk.
●	Advanced the drill program targeting the two kilometre gap between the Selebi Main and Selebi North deposits.
●	Advanced surface and underground exploration drilling at the Selebi Main and Selebi North deposits, expanding the mineralized footprint and improving geological understanding, and progressed underground development at Selebi North.
●	Advanced metallurgical flowsheet development, including successful bench scale testing of blended Selebi Main and Selebi North material, with results demonstrating that a clean, high grade, saleable separate copper and nickel cobalt concentrates could be produced.
●	Successfully completed the metallurgical drill program at Selkirk and advanced metallurgical flowsheet development work.
●	Drill core resampling program at Selkirk was completed, supporting resource modelling and future economic studies.

2026 Strategy Highlights – Moving Toward Economic Studies

Selebi Mine

●	Selebi Main Surface Drilling Program – borehole electromagnetic (“BHEM”) surveying and drilling approximately 30,000 metres at Selebi Main targeting resource expansion.
●	Selebi North Underground Development – additional development to establish better drilling access for future infill drilling required for economic studies.
●	Metallurgy – continue to refine and optimize the metallurgical flowsheet for Selebi Mine material.
●	Mineral Resource Estimate (“MRE”) Update – planned completion in H2 2026.
●	Preliminary Economic Assesment (“PEA”) – planned completion in H2 2026.

Selkirk Mine

●	Metallurgy – Continue to progress the metallurgical testing and provide technical basis to support resource update and future economic studies.
●	MRE Update – planned completion in H1 2026.
●	PEA – Timing contingent on ongoing technical results.

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What to Expect in H1 2026

●	Initial assay and BHEM results from the surface drilling program targeting the two kilometre gap potentially linking the Selebi deposits, also known as the Hinge program.
●	Remaining assay and BHEM results from the Selebi North underground drilling program.
●	Metallurgical results from ongoing Selkirk flowsheet and locked cycle test work.
●	Assay results from the Selkirk resampling program.
●	Assay results from exploration drilling on airborne EM targets and soil sampling programs.

Sean Whiteford, CEO of the Company, commented: “This year represents an important step forward for the Company as we move from foundational work into focused, data-driven resource growth and technical de-risking across Selebi and Selkirk. The success delivered throughout 2025 has positioned us well for this next phase. I want to sincerely thank Morgan for his contributions to NexMetals.

With additional drills mobilized and the operational control that comes from owning our rigs, we are advancing our program efficiently and responsibly. Our 2026 work plan is structured to deliver drilling results and metallurgical data required to support updated resource estimates and future economic studies. We expect a steady flow of technical results throughout the year and believe the work completed in 2026 will significantly advance the projects and fully establish the scale and opportunity of the Selebi and Selkirk deposits. We look forward to sharing additional detail on our 2026 programs in due course.”

Selebi Main Surface Drilling and BHEM Program

The Company has initiated a resources expansion drilling program supported by BHEM, building on targets identified from the Hinge drilling program. The program will test both the Main Zone and the Lower Zone, where historical drilling and BHEM modelling suggest increasing thickness and continuity down-dip and down plunge toward the north. Drill hole sequencing will be informed by ongoing geophysical interpretation, allowing the Company to position toward conductive plates as results are received. The objective is to meaningfully expand the Inferred resource base and provide the geological data necessary to support an updated MRE planned later in 2026. As drilling progresses, NEXM expects results to be released on a steady basis throughout the year.

Qualified Person

All scientific and technical information in this news release has been reviewed and approved by Sharon Taylor, VP Exploration of the Company, MSc, P.Geo, and a “qualified person” for the purposes of National Instrument 43-101 and Subpart 1300 of Regulation S-K.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a TSX.V and NASDAQ listed mineral exploration and development company focused on redeveloping the past-producing Selebi and Selkirk copper-nickel-cobalt-platinum group element mines in Botswana. NexMetals has confirmed the scale of mineralization is larger than historical estimates, supported by NI 43-101-compliant resource estimates, with ongoing down-hole geophysics, drilling, and metallurgical programs aimed at expanding resources and supporting future economic studies. The Company is led by an experienced management and technical team with a proven track record in global mineral projects, emphasizing disciplined execution, transparent governance, and long-term stakeholder value creation.

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For further information about NexMetals Mining Corp., please contact:

Sean Whiteford

President and Incoming CEO

swhiteford@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

1-833-770-4334

Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to, the implementation of the objectives, goals and future plans of the Company, including expanding resources and redeveloping the Selebi and Selkirk projects and the intended preparation of initial economic studies for the projects; the Company’s strategy for 2026 at Selebi, including BHEM surveying and drilling at Selebi Main targeting resource expansion, additional development at Selebi North to establish better drilling access for future infill drilling required for economic studies, optimization of the metallurgical flowsheet, and preparation of an updated MRE and a PEA in H2 2026; the Company’s strategy for 2026 at Selkirk, including metallurgical testing to support an MRE update in H1 2026 and the potential preparation and timing of a PEA; expected assay results from exploration drilling, soil sampling and resampling programs; the Company’s expectations that a clean, high grade, saleable separate copper and nickel cobalt concentrates could be produced at Selebi; the Company’s belief that work completed in 2026 will significantly advance the projects and fully establish the scale and opportunity of the Selebi and Selkirk deposits; the anticipated impact of the proposed BHEM program; and the Company’s objective of meaningfully expanding its Inferred resource base. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; the ability of exploration results to predict mineralization; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.ca), in each case, under NEXM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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